SECURITIES AND EXCHANGE COMMISSION
                      Washington, DC 20549


                            FORM 8-K



CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES
EXCHANGE
ACT OF 1934.




        Date of Report (Date of earliest event reported)
                          June 14, 1996




                        INFORMEDICS, INC.
     (Exact name of registrant as specified in its charter)






  OREGON                  2-86360                  93-0750571
  (State of          Commission File No.          IRS Employer
Incorporation)                                 Identification No.





4000 Kruse Way Place, Bldg. 3, Suite 210, Lake Oswego, OR 97035
            (Address of principal executive offices)


           Issuer's telephone number:  (503) 697-3000

ITEM 5.   OTHER EVENTS.

On June 14, 1996, the Registrant's Board of Directors made the following appointments as officers of the Registrant:

Name                        Title
- ----                        -----

Gerald P. Kelly             President and Chief Operating Officer

Richard Emery, Jr.          Vice President and General Manager of
                            Lab Products Division

In addition, the Registrant's Board of Directors accepted the resignation of Charles Dexter as Senior Vice President and General Manager of Lab Products Division so he could focus on his other business interests. Mr. Dexter will continue to serve the Registrant as a Director. John Tortorici will remain the Registrant's Chairman of the Board and Chief Executive Officer.

Jerry Kelly joined the Company in January 1996 as Senior Vice President, Physician Products Division. From 1986 to 1995, Mr. Kelly was with Reynolds and Reynolds Healthcare Systems (formerly Poorman-Douglas Corp.), where he served as Vice President of Sales and Marketing and was named General Manager of the Portland operation in 1995.

Rick Emery joined the Company in September 1991 as a Customer
Support Representative, later became a Customer Support
Supervisor and was promoted to Product Manager in November 1995.
From 1990 until he joined the Company, Mr. Emery was a computer support technician for Wellington Medical Group.

                           SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                         INFORMEDICS, INC.
                         (Registrant)



                         By: /s/ John Tortorici
                             ------------------------------
                             John Tortorici
                             Chairman and Principal
                             Effective Officer




DATE:  June 24, 1996.